Up to 16,666,667 Units
SANTA FE GOLD CORPORATION

Units Consisting of
One Share of Common Stock and
A Warrant to Purchase One Share of Common Stock

$.30 Purchase Price per Unit

SUBSCRIPTION AGREEMENT

To: Santa Fe Gold Corporation

Ladies and Gentlemen:

     1. Subscription. Pursuant to the accompanying Prospectus Supplement, dated August 1, 2012, and the related base prospectus dated December 29, 2009, the undersigned (the “Subscriber”) hereby subscribes for, and agrees to purchase from Santa Fe Gold Corporation, a Delaware corporation (the “Company”), such number of Units, as set forth on the signature page hereto, at a purchase price of $.30 per Unit, with each Unit consisting of one share of common stock, par value $0.002 (“Common Stock”), and a warrant to purchase a share of Common Stock at an initial exercise price of $.40 per share of Common Stock. As a condition of the offer, the undersigned agrees to deliver to the Company this executed Subscription Agreement.

     2. Representations and Warranties. By executing this Subscription Agreement, the undersigned represents, warrants and acknowledges to the Company that:

          a. The undersigned is either (i) an existing holder of shares of the Company’s Common Stock, (ii) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended (the “Securities Act”) or (iii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act;

          b. No commission or other remuneration will be paid or given directly or indirectly for soliciting any security holder in connection with the purchase and sale of the Units;

          c. Based on personal knowledge and experience in financial and business matters in general, the undersigned understands the nature of this investment, is fully aware of and familiar with the proposed business operations of the Company, is able to evaluate the merits and risks of an investment in the Units and is capable of protecting the undersigned’s interests in such investment;

          d. The undersigned has considered the "Risk Factors" beginning on page S-4 of the Supplemental Prospectus, on page 7 of the accompanying prospectus and on page 9 of the Company’s Annual Report on Form 10-K dated September 13, 2011, for the fiscal year ended June 30, 2011;

          e. The undersigned has been advised and understands that this investment is, by its nature, very speculative;

          f. The undersigned has sufficient income and net worth such that the undersigned does not contemplate being required to dispose of any portion of the investment in the Units to satisfy any existing or expected undertaking or indebtedness. The undersigned is able to bear the economic risks of this investment, including, without limiting the generality of the foregoing, the risk of losing all or any part of the investment and probable inability to sell or transfer the investment for an indefinite period of time;

          g. The Units when purchased will be acquired for the account of the undersigned and are not being acquired with a view to any distribution thereof, and the undersigned is not, directly or indirectly, participating in an underwriting of any such distribution or transfer;

          h. The investment in the Company has been privately proposed to the undersigned without the use of general solicitation or advertising;

          i. The undersigned is not a citizen or resident of Canada nor an entity incorporated or formed under the laws of Canada or any of its provinces; and

          j. No federal or state agency, including the Securities and Exchange Commission or the securities regulatory agency of any state, has approved or disapproved the Units, passed upon or endorsed the merits of such investments, or made any finding or determination as to the fairness of the Units for private investment.

     3. Successors and Assigns. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the legal representatives, successors and permitted assignees of the undersigned.

     4. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     5. Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signatures on Next Page]

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement.

     DATED: _______________, 2012

Number of Units Subscribed:	Price Per Unit	Total Purchase Price
$.30

By:
Signature of Investor

Print Name of Investor

Address:

SSN (or EIN):

By:
Signature of Co-Investor (if any)

Print Name of Co-Investor (if any)

Address:

Agreed to and accepted by Santa Fe Gold Corporation
as of the ___ day of ___________, 2012.

By:
Name:	W. Pierce Carson
Title:	President

INSTRUCTIONS FOR “COMPLETION”

To purchase Units in the offering you must complete, date and execute the Subscription Agreement provided and return it, along with a check made payable to "Santa Fe Gold Corporation" for the full subscription amount to us at the following address:

Santa Fe Gold Corporation
1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
Attn: Michael Martinez

Alternatively, you may mail your executed Subscription Agreement and wire transfer payment directly to the Company's bank account. Following is the account information for wire transfer payments:

Name of Bank:	Bank of America
Branch Number:	33
Address:	5007 North Dysart Road, Litchfield Park, Arizona 85340
Phone Number:	(623) 547-4700

ABA Routing No:	026 009 593
Account No:	000 135 725 157
SWIFT Code:	BOFAUS3N
Name on Account:	Santa Fe Gold Corporation
1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110

Important: Payment of the full subscription price for Units must be included with the Subscription Agreement or wire transferred to the Company's bank account.